Exhibit 99.1

Mentor Graphics Reports Fiscal Fourth Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--February 28, 2013--Mentor Graphics Corporation (NASDAQ: MENT) today announced financial results for the company’s fiscal fourth quarter and year ended January 31, 2013. The company reported revenues of $331.2 million, non-GAAP earnings per share of $.58, and GAAP earnings per share of $.49. For the full fiscal year, revenues were $1,088.7 million, non-GAAP earnings per share were a record $1.42, and GAAP earnings per share were $1.17.

“The fourth quarter was our sixteenth quarter in a row of exceeding non-GAAP earnings guidance. It capped a year in which Mentor Graphics achieved all-time records in revenue, operating margin and non-GAAP earnings per share,” said Walden C. Rhines, chairman and CEO of Mentor Graphics. “Like our peers in EDA, we continue to benefit from semiconductor retooling requirements driven by advanced design activity. Also like some others in our industry, our business benefits from the growth of the market for system-level design, which is outpacing the market for chip design software.”

In fiscal year 2013 revenue grew 7.3 % while non-GAAP and GAAP earnings per share grew 26% and 58% respectively. Non-GAAP and GAAP operating margins for the year were all-time records at 19.3% and 14.8% respectively. For the full fiscal year, non-GAAP operating expense was up 2.0% and up 1.2% on a GAAP basis.

“The company delivered record operating results in fiscal 2013, primarily as a result of continued expense control,” said Gregory K. Hinckley, president of Mentor Graphics. “We solidly exceeded our non-GAAP operating margin target in fiscal 2013 and on a GAAP basis our margins are among the best in technical software. In recent years we have successfully balanced our investment in product and market development and the sales channel while delivering continuous improvement in operating results.”

During the fourth quarter the company announced two products related to printed circuit board design: the next-generation PADS® flow, with enhancements to interactive routing, improved usability and Chinese language support; and the newest release of the market-leading HyperLynx® product for high-speed design and analysis. Another announcement this quarter was the Tessent® IJTAG solution, which allows designers to reuse existing test, monitoring and debugging logic embedded in IP blocks. With the new T3Ster® DynTIM Tester™ technology, the company launched a new method of measuring thermal characteristics of interface materials. The company also introduced a hardware emulation solution for testing ARM Cortex-A9 MPCore processor-based System-on-Chip (SoC) designs using Veloce® emulators.

During the quarter the company also announced that Tesla Motors, a world leader in the production of electric automobiles, has standardized on the Capital® toolset for their electrical systems design. India-based Mahindra & Mahindra Ltd., a leading global tractor manufacturer, also standardized on the Capital products for design, engineering and analysis in their tractor and automotive divisions.

Share Repurchase

In the fourth quarter of fiscal year 2013 the company used $14 million to repurchase 825 thousand shares at an average price of $16.85. During fiscal year 2013 the company repurchased 2.2 million shares for $34 million at an average cost of $15.11 per share. The company has repurchased $124 million of Mentor Graphics stock over the past two fiscal years and has $76 million available under its current share repurchase program.

Outlook

For the full fiscal year 2014, the company expects revenues of about $1.155 billion, non-GAAP earnings per share of about $1.53, and GAAP earnings per share of approximately $1.41. For the first quarter of fiscal 2014, the company expects revenues of about $225 million, non-GAAP earnings per share of about $.05, and GAAP earnings per share that are approximately break-even.

Fiscal Year Definition

Mentor Graphics’ fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Discussion of Non-GAAP Financial Measures

Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income, and earnings per share which we refer to as non-GAAP gross margin, operating margin, net income, and earnings per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount and premium on convertible debt, the equity in income (loss) of unconsolidated entities (except Frontline PCB Solutions Limited Partnership (Frontline)), and the impact on diluted earnings per share of changes in the calculated redemption value of the noncontrolling interests, which management does not consider reflective of our core operating business.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Identified intangible assets consist primarily of purchased technology, backlog, trade names, and customer relationships. Amortization charges for our intangible assets can vary in frequency and amount due to the timing and magnitude of acquisition transactions. We consider our operating results without these charges when evaluating our core performance due to the variability. Generally, the most significant impact to inter-period comparability of our net income is in the first twelve months following an acquisition.
  Special charges primarily consist of restructuring costs incurred for employee terminations, including severance and benefits, driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, and asset-related charges. Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are excluded as they are not ordinarily included in our annual operating plan and related budget due to the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units. We do not consider equity plan-related compensation expense in evaluating our manager’s performance internally or our core operations in any given period.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off or amortization of associated debt issuance costs and the amortization of the debt discount and premium on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs are not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount and premium on convertible debt to be a direct cost of operations.
  Equity in earnings or losses of unconsolidated entities represents our equity in the net income (loss) of a common stock investment accounted for under the equity method. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded from our non-GAAP results (with the exception of our investment in Frontline as discussed below) as we do not control the results of operations for this investment and we do not participate in regular and periodic operating activities; therefore, management does not consider this investment as a part of our core operating performance.
  In connection with the Company’s acquisition of Valor on March 18, 2010, we also acquired Valor’s 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. Although we do not exert control, we actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.

  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our U.S. loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the year ended January 31, 2013 is 2%. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.
  Our agreement with the owners of noncontrolling interests in one of our subsidiaries gives them a right to require us to purchase their interests at a future date for a price based on a formula defined in the agreement. Under GAAP, increases (or decreases to the extent they offset previous increases), in the calculated redemption value of the noncontrolling interests are recorded directly to retained earnings and therefore do not affect net income. These amounts are applied to increase or decrease the numerator in the calculation of diluted earnings per share. Management does not consider fluctuations in the calculated redemption value of noncontrolling interests to be relevant to our core operating performance.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options and restricted stock units in a loss situation.

Non-GAAP gross margin, operating margin, and net income are supplemental measures of our performance that are not presented in accordance with GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our business to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  Our stock incentive and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues in the last fiscal year of about $1,090 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, PADS, HyperLynx, Tessent, T3ster, Veloce and Capital are registered trademarks and DynTIM Tester is a trademark of Mentor Graphics Corporation. All other company and/or product names are the trademarks and/or registered trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry, including the risk of obsolescence for our hardware products; (ii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iii) possible delayed or canceled customer orders resulting from the business disruption and uncertainty of actions of activist shareholders; (iv) effects of the volatility of foreign currency fluctuations on the company’s business and operating results; (v) changes in accounting or reporting rules or interpretations; (vi) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (vii) effects of unanticipated shifts in product mix on gross margin; and (viii) effects of customer seasonal purchasing patterns and the timing of significant orders which may negatively or positively impact the company’s quarterly results of operations; all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
Revenues:
System and software	$226,267	$220,046	$681,881	$631,549
Service and support	104,971	100,309	406,846	383,089
Total revenues	331,238	320,355	1,088,727	1,014,638
Cost of revenues: (1)
System and software	14,984	13,737	64,280	54,972
Service and support	30,775	29,014	117,609	108,690
Amortization of purchased technology	1,709	1,924	7,801	9,796
Total cost of revenues	47,468	44,675	189,690	173,458
Gross margin	283,770	275,680	899,037	841,180
Operating expenses:
Research and development (2)	93,751	90,180	313,962	310,758
Marketing and selling (3)	95,160	89,890	338,653	326,608
General and administration (4)	20,016	22,756	74,324	74,811
Equity in earnings of Frontline (5)	(134)	(246)	(1,764)	(2,268)
Amortization of intangible assets (6)	1,368	1,544	5,915	5,905
Special charges (7)	2,514	5,786	6,314	13,174
Total operating expenses	212,675	209,910	737,404	728,988
Operating income	71,095	65,770	161,633	112,192
Other income (expense), net (8)	(1,193)	(314)	(1,432)	1,576
Interest expense (9)	(4,883)	(4,755)	(18,866)	(31,444)
Income before income tax	65,019	60,701	141,335	82,324
Income tax expense (benefit) (10)	3,536	3,366	2,701	(1,063)
Net income	61,483	57,335	138,634	83,387
Less: Loss attributable to noncontrolling interest (11)	(263)	(485)	(102)	(485)
Net income attributable to Mentor Graphics shareholders	$61,746	$57,820	$138,736	$83,872
Net income per share attributable to Mentor Graphics shareholders:
Basic	$0.55	$0.53	$1.25	$0.76
Diluted (a)	$0.49	$0.52	$1.17	$0.74
Weighted average number of shares outstanding:
Basic	112,623	109,290	110,998	110,138
Diluted	115,167	112,122	114,017	112,915

Refer to following page for a description of footnotes.

(a) We have reduced the numerator of our diluted earnings per share calculation by $5,272 for both the three and twelve months ended January 31, 2013 for the accumulated adjustment of the noncontrolling interest with redemption feature to its calculated redemption value at January 31, 2013, recorded directly to retained earnings.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
(1) Cost of revenues:
Equity plan-related compensation	$449	$312	$1,529	$1,065
Amortization of purchased technology	1,709	1,924	7,801	9,796
	$2,158	$2,236	$9,330	$10,861

(2) Research and development:
Equity plan-related compensation	$2,602	$2,084	$9,206	$8,203

(3) Marketing and selling:
Equity plan-related compensation	$1,836	$1,481	$6,654	$5,874

(4) General and administration:
Equity plan-related compensation	$1,648	$1,158	$6,308	$6,516

(5) Equity in earnings of Frontline:
Amortization of purchased technology and other identified intangible assets
	$1,242	$1,242	$4,968	$4,968

(6) Amortization of intangible assets:
Amortization of other identified intangible assets	$1,368	$1,544	$5,915	$5,905

(7) Special charges:
Rebalance, restructuring, and other costs	$2,514	$5,786	$6,314	$13,174

(8) Other income (expense), net:
Net (gain) loss of unconsolidated entities	$(18)	$40	$(128)	$(1,392)

(9) Interest expense:
Amortization of debt discount and premium, net	$1,367	$1,272	$5,322	$4,925
Premium and costs related to debt retirement	-	-	-	11,504
	$1,367	$1,272	$5,322	$16,429

(10) Income tax expense (benefit):
Non-GAAP income tax effects	$(10,019)	$(9,817)	$(30,487)	$(27,050)

(11) Loss attributable to noncontrolling interest:
Amortization of intangible assets and income tax effects	$(193)	$(151)	$(699)	$(151)

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
GAAP net income attributable to Mentor Graphics shareholders	$61,746	$57,820	$138,736	$83,872
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	449	312	1,529	1,065
Research and development	2,602	2,084	9,206	8,203
Marketing and selling	1,836	1,481	6,654	5,874
General and administration	1,648	1,158	6,308	6,516
Acquisition - related items:
Amortization of purchased assets
Cost of revenues (2)	1,709	1,924	7,801	9,796
Frontline purchased technology and intangible assets (3)	1,242	1,242	4,968	4,968
Amortization of intangible assets (4)	1,368	1,544	5,915	5,905
Special charges (5)	2,514	5,786	6,314	13,174
Other income (expense), net (6)	(18)	40	(128)	(1,392)
Interest expense (7)	1,367	1,272	5,322	16,429
Non-GAAP income tax effects (8)	(10,019)	(9,817)	(30,487)	(27,050)
Noncontrolling interest (9)	(193)	(151)	(699)	(151)
Total of non-GAAP adjustments	4,505	6,875	22,703	43,337
Non-GAAP net income attributable to Mentor Graphics shareholders	$66,251	$64,695	$161,439	$127,209

GAAP and Non-GAAP weighted average shares (diluted)	115,167	112,122	114,017	112,915

Net income per share attributable to Mentor Graphics shareholders:
GAAP (diluted)	$0.49	$0.52	$1.17	$0.74
Noncontrolling interest adjustment (10)	0.05	-	0.05	-
Non-GAAP adjustments detailed above	0.04	0.06	0.20	0.39
Non-GAAP (diluted)	$0.58	$0.58	$1.42	$1.13

(1)	Equity plan-related compensation expense is the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(2)	Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(3)	Amount represents amortization of purchased technology and other identified intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership (Frontline) investment. The purchased technology will be amortized over three years, other identified intangible assets will be amortized over three to four years, and are reflected in the income statement in the equity in earnings of Frontline. This expense is the same type as being adjusted for in note (2) above and (4) below.
(4)	Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, customer relationships, and backlog which are the result of acquisition transactions.
(5)	Three months ended January 31, 2013: Special charges consist of (i) $1,387 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services and (ii) $1,127 in other adjustments.
Three months ended January 31, 2012: Special charges consist of (i) $4,856 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $99 of costs related to consulting fees associated with our proxy contest, and (iii) $831 in other adjustments.
Twelve months ended January 31, 2013: Special charges consist of (i) $4,016 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services and (ii) $2,298 in other adjustments.
Twelve months ended January 31, 2012: Special charges consist of (i) $8,437 of costs incurred for employee rebalances which includes severance benefits, notice pay, and outplacement services, (ii) $4,066 of costs related to consulting fees associated with our proxy contest, and (iii) $671 in other adjustments.
(6)	Amount represents income (loss) on investments accounted for under the equity method of accounting. The twelve months ended January 31, 2012 also includes a gain of $(1,519) resulting from a change from an equity method investment to a controlling interest.
(7)	Amount represents the amortization of original issuance debt discount. The amount for the twelve months ended January 31, 2012 also includes $11,504 for the premium and other costs related to the retirement of the 6.25% convertible debentures and the term loan.
(8)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(9)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.
(10)	The numerator of our GAAP diluted earnings per share calculation has been reduced by $5,272 for both the three and twelve months ended January 31, 2013 for the accumulated adjustment of the noncontrolling interest with redemption feature to its calculated redemption value at January 31, 2013, recorded directly to retained earnings. We do not consider the adjustment to redemption feature part of our core operations and accordingly the amount has been adjusted for the non-GAAP presentation.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
GAAP gross margin	$283,770	$275,680	$899,037	$841,180
Reconciling items to non-GAAP gross margin:
Equity plan-related compensation	449	312	1,529	1,065
Amortization of purchased technology	1,709	1,924	7,801	9,796
Non-GAAP gross margin	$285,928	$277,916	$908,367	$852,041

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
GAAP gross margin as a percent of total revenues	85.7%	86.1%	82.6%	82.9%
Non-GAAP adjustments detailed above	0.6%	0.7%	0.8%	1.1%
Non-GAAP gross margin as a percent of total revenues	86.3%	86.8%	83.4%	84.0%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
GAAP operating expenses	$212,675	$209,910	$737,404	$728,988
Reconciling items to non-GAAP operating expenses:
Equity plan-related compensation	(6,086)	(4,723)	(22,168)	(20,593)
Amortization of Frontline purchased technology and other identified intangible assets	(1,242)	(1,242)	(4,968)	(4,968)
Amortization of other identified intangible assets	(1,368)	(1,544)	(5,915)	(5,905)
Special charges	(2,514)	(5,786)	(6,314)	(13,174)
Non-GAAP operating expenses	$201,465	$196,615	$698,039	$684,348

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
GAAP operating income	$71,095	$65,770	$161,633	$112,192
Reconciling items to non-GAAP operating income:
Equity plan-related compensation	6,535	5,035	23,697	21,658
Amortization of purchased technology	1,709	1,924	7,801	9,796
Amortization of Frontline purchased technology and other identified intangible assets	1,242	1,242	4,968	4,968
Amortization of other identified intangible assets	1,368	1,544	5,915	5,905
Special Charges	2,514	5,786	6,314	13,174
Non-GAAP operating income	$84,463	$81,301	$210,328	$167,693

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
GAAP operating income as a percent of total revenues	21.5%	20.5%	14.8%	11.1%
Non-GAAP adjustments detailed above	4.0%	4.9%	4.5%	5.4%
Non-GAAP operating income as a percent of total revenues	25.5%	25.4%	19.3%	16.5%

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
GAAP other expense, net and interest expense	$(6,076)	$(5,069)	$(20,298)	$(29,868)
Reconciling items to non-GAAP other expense, net and interest expense:
Net gain of unconsolidated entities	(18)	40	(128)	(1,392)
Amortization of debt discount and retirement costs	1,367	1,272	5,322	16,429
Non-GAAP other expense, net and interest expense	$(4,727)	$(3,757)	$(15,104)	$(14,831)

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	January 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$223,783	$146,499
Restricted cash	-	4,237
Trade accounts receivable, net	178,351	133,494
Term receivables, short-term	233,894	221,430
Prepaid expenses and other	53,951	43,972
Deferred income taxes	14,973	17,803

Total current assets	704,952	567,435
Property, plant, and equipment, net	162,402	148,019
Term receivables, long-term	250,497	220,355
Goodwill and intangible assets, net	557,770	555,671
Other assets	69,663	59,195

Total assets	$1,745,284	$1,550,675

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$5,964	$14,617
Current portion of notes payable	-	1,349
Accounts payable	20,906	17,261
Income taxes payable	9,180	2,538
Accrued payroll and related liabilities	101,354	112,349
Accrued and other liabilities	40,662	34,284
Deferred revenue	233,759	191,540

Total current liabilities	411,825	373,938
Long-term notes payable	218,546	213,224
Deferred revenue, long-term	17,755	14,883
Other long-term liabilities	50,981	73,290
Total liabilities	699,107	675,335

Noncontrolling interest with redemption feature	12,698	9,266

Stockholders' equity:
Common stock	810,902	775,362
Retained earnings	197,178	62,032
Accumulated other comprehensive income	25,399	28,680
Total stockholders' equity	1,033,479	866,074

Total liabilities and stockholders' equity	$1,745,284	$1,550,675

MENTOR GRAPHICS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
Operating activities
Net income	$61,483	$57,335	$138,634	$83,387
Depreciation and amortization (1)	13,350	12,850	53,551	62,197
Other adjustments to reconcile:
Operating cash	6,042	15,481	20,352	34,167
Changes in working capital	5,540	(16,920)	(73,250)	(75,813)

Net cash provided by operating activities	86,415	68,746	139,287	103,938

Investing activities
Net cash used in investing activities	(23,262)	(34,561)	(60,782)	(60,792)

Financing activities
Net cash provided by (used in) financing activities	2,079	1,030	1,943	(29,759)

Effect of exchange rate changes on cash and cash equivalents	(1,179)	(705)	(3,164)	(1)

Net change in cash and cash equivalents	64,053	34,510	77,284	13,386
Cash and cash equivalents at beginning of period	159,730	111,989	146,499	133,113

Cash and cash equivalents at end of period	$223,783	$146,499	$223,783	$146,499

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $8,010 for the twelve months ended January 31, 2012.

Other data:
Capital expenditures	$9,653	$16,493	$45,228	$41,555
Days sales outstanding	112	100

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income per share for Q1'14 and fiscal year 2014.

	Estimated	Estimated
	Q1'14	FY'14
Diluted GAAP net income per share	$-	$1.41
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	$0.01	$0.02
Amortization of other identified intangible assets (2)	$0.01	$0.05
Equity plan-related compensation (3)	$0.05	$0.24
Other expense, net and interest expense (4)	$0.01	$0.05
Non-GAAP income tax effects (5)	$(0.03)	$(0.23)
Non-controlling interest (6)	$-	$(0.01)
Non-GAAP net income per share	$0.05	$1.53

(1)	Excludes amortization of purchased intangible assets resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(2)	Excludes amortization of other identified intangible assets including trade names, customer relationships, and backlog resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. This line item also excludes amortization of purchased intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership investment. The purchased technology will be amortized over three years and other identified intangible assets will be amortized over three to four years.
(3)	Excludes equity plan-related compensation expense for the fair value of all share-based payments to employees for stock options and restricted stock units, and purchases made as a result of the employee stock purchase plans.
(4)	Excludes income (loss) on investment accounted for under the equity method of accounting, and amortization of original issuance debt discount.
(5)	Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income.
(6)	Adjustment for the impact of amortization of intangible assets, equity plan-related compensation, and income tax expense on noncontrolling interest.

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	2013					2012					2011
Product Group Bookings (a)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	35%	25%	30%	35%	30%	20%	25%	60%	40%	40%	35%	40%	45%	30%	35%
SCALABLE VERIFICATION	15%	30%	25%	25%	25%	35%	30%	15%	35%	30%	35%	25%	25%	30%	25%
INTEGRATED SYSTEMS DESIGN	25%	25%	25%	25%	25%	25%	25%	15%	15%	15%	15%	25%	20%	25%	25%
NEW & EMERGING MARKETS	10%	10%	15%	10%	10%	10%	15%	5%	5%	10%	10%	5%	5%	10%	10%
SERVICES / OTHER	15%	10%	5%	5%	10%	10%	5%	5%	5%	5%	5%	5%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013					2012					2011
Product Group Revenue (b)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
IC DESIGN TO SILICON	40%	35%	25%	35%	35%	40%	25%	40%	45%	40%	40%	40%	35%	30%	35%
SCALABLE VERIFICATION	25%	25%	30%	30%	25%	25%	30%	25%	25%	25%	20%	20%	30%	25%	25%
INTEGRATED SYSTEMS DESIGN	25%	25%	30%	25%	25%	20%	25%	25%	20%	25%	25%	25%	25%	30%	30%
NEW & EMERGING MARKETS	5%	10%	10%	5%	10%	10%	10%	5%	5%	5%	5%	5%	5%	10%	5%
SERVICES / OTHER	5%	5%	5%	5%	5%	5%	10%	5%	5%	5%	10%	10%	5%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013					2012					2011
Bookings by Geography	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	35%	40%	50%	35%	40%	45%	45%	40%	50%	45%	45%	40%	45%	50%	45%
Europe	20%	35%	20%	30%	25%	20%	30%	15%	25%	20%	20%	25%	20%	20%	20%
Japan	10%	5%	5%	10%	10%	15%	5%	5%	10%	10%	15%	5%	15%	15%	15%
Pac Rim	35%	20%	25%	25%	25%	20%	20%	40%	15%	25%	20%	30%	20%	15%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013					2012					2011
Revenue by Geography	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
North America	50%	45%	50%	40%	45%	40%	50%	45%	35%	40%	35%	40%	50%	45%	40%
Europe	20%	20%	20%	30%	25%	25%	20%	25%	25%	25%	25%	25%	25%	25%	25%
Japan	10%	15%	10%	10%	10%	15%	10%	10%	5%	10%	15%	10%	10%	15%	15%
Pac Rim	20%	20%	20%	20%	20%	20%	20%	20%	35%	25%	25%	25%	15%	15%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013					2012					2011
Bookings by Business Model (c)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	25%	20%	20%	15%	20%	40%	20%	15%	25%	20%	40%	30%	10%	15%	20%
Term Ratable	25%	15%	10%	5%	10%	20%	10%	5%	5%	10%	20%	15%	10%	5%	10%
Term Up Front	50%	65%	70%	80%	70%	40%	70%	80%	70%	70%	40%	55%	80%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	2013					2012					2011
Revenue by Business Model (c)	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Perpetual	20%	25%	25%	15%	20%	30%	25%	15%	15%	20%	20%	25%	20%	15%	20%
Term Ratable	10%	10%	10%	5%	10%	10%	10%	10%	5%	10%	25%	15%	10%	5%	10%
Term Up Front	70%	65%	65%	80%	70%	60%	65%	75%	80%	70%	55%	60%	70%	80%	70%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only (excludes finance fee).

CONTACT:
Mentor Graphics Corporation
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com